As filed with the Securities and Exchange Commission on December 8, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Seanergy Maritime Holdings Corp.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N.A.
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Seanergy Maritime Holdings Corp.
16 Grigoriou Lambraki Street
166 74 Glyfada
Athens, Greece
Tel: +30 210 8913507
(Address and telephone number of Registrant’s principal executive offices)

With copies to:

Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480- 8421 (facsimile number)
Barry I. Grossman, Esq.
Lawrence A. Rosenbloom, Esq.
Joshua N. Englard, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
(212) 370-1300 (telephone number)
(212) 370-7889 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-214322

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Class A Warrants to purchase common shares	—	—
Common Shares underlying the Class A Warrants	$1,437,500	$166.61
Total	$1,437,500	$166.61

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(3)	Includes the offering price of Class A Warrants that may be sold pursuant to the underwriters’ option to purchase additional Class A Warrants.
(4)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the Class A Warrants eligible to be sold under the related registration statement on Form F-1 (File No. 333-214322), as amended, is hereby registered.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1 promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of Seward & Kissel LLP regarding the validity of the securities being registered and a related consent of Ernst & Young (Hellas) Certified Auditors-Accountants S.A. This registration statement relates to Seanergy Maritime Holdings Corp.’s registration statement on Form F-1 (File No. 333-241322), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), declared effective by the Securities and Exchange Commission on December 7, 2016. Seanergy Maritime Holdings Corp. is filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price of the its Class A Warrants and common shares underlying such Class A Warrant by $1,437,500. Pursuant to General Instruction V to Form F-1, the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on December 8, 2016.

SEANERGY MARITIME HOLDINGS CORP.

By:	/s/ Stamatios Tsantanis
	Name:	Stamatios Tsantanis
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stamatios Tsantanis, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 8, 2016 in the capacities indicated.

Signature	Title

/s/ Stamatios Tsantanis	Director, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Stamatios Tsantanis

/s/ Christina Anagnostara	Director
Christina Anagnostara

/s/ Dimitris Anagnostopoulos	Director
Dimitris Anagnostopoulos

/s/ Elias Culucundis	Director
Elias Culucundis

AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Seanergy Maritime Holdings Corp., has signed this registration statement in the City of Newark, State of Delaware on December 8, 2016.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

Exhibit List

Number	Description
5.1	Opinion of Seward & Kissel, LLP, as to the validity of the securities
23.1	Consent of Ernst & Young (Hellas) Certified Auditors-Accountants S.A.
23.2	Consent of Seward & Kissel LLP (included in its opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (Included in the signature page hereto)